EXHIBIT 21
BAXTER INTERNATIONAL INC.

The following is a list of subsidiaries of Baxter International Inc. as of December 31, 2023, omitting some subsidiaries which, when considered in the aggregate, would not constitute a significant subsidiary. Where ownership is less than 100% by Baxter International Inc. or a Baxter International Inc. subsidiary, such has been noted by designating the percentage of ownership. It also includes select subsidiaries, while not a significant subsidiary as of December 31, 2023, that were established in anticipation of the proposed separation of the Kidney Care business and may be deemed significant in the future.

Domestic Subsidiary	Incorporation
Baxter Corporation Englewood	Colorado
Baxter Healthcare Corporation	Delaware
Baxter Healthcare of Puerto Rico LLC	Delaware
Baxter Pharmaceutical Solutions LLC	Delaware
Baxter Sales and Distribution LLC	Delaware
Cheetah Medical, Inc.	Delaware
Gambro Renal Products, Inc.	Colorado
Gambro UF Solutions, Inc.	Delaware
Hill-Rom Holdings, Inc	Indiana
Laboratorios Baxter S.A.	Delaware
Synovis Life Technologies, Inc.	Minnesota
Synovis Micro Companies Alliance, Inc.	Minnesota
Vantive Export LLC	Delaware
Vantive Health LLC	Delaware
Vantive US Healthcare LLC	Delaware

Foreign Subsidiary	Incorporation
Baxter Healthcare Pty Ltd	Australia
Baxter Belgium SPRL	Belgium
Baxter Distribution Center Europe SA	Belgium
Baxter R and D Europe SPRL	Belgium
Baxter SA	Belgium
Baxter Services Europe SA	Belgium
Baxter World Trade SPRL	Belgium
Baxter Hospitalar Ltda.	Brazil
Baxter Corporation (Canada)	Canada
Baxter (China) Investment Co., Ltd	China
Baxter Healthcare (Guangzhou) Company Ltd	China	88%
Baxter Healthcare (Shanghai) Company Ltd.	China
Baxter Healthcare (Suzhou) Company Ltd	China
Baxter Healthcare (Tianjin) Co., Ltd.	China
Baxter Healthcare Trading (Shanghai) Co., Ltd.	China
RTS Colombia SAS	Colombia
Baxter Productos Medicos, Ltda.	Costa Rica
Baxter S.A.S.	France
Gambro Industries SAS	France

Baxter Deutschland GmbH	Germany
Baxter Oncology GmbH	Germany
Gambro Dialysatoren GmbH	Germany
Baxter (Hellas) EPE	Greece
Baxter de Guatemala, Sociedad Anonima	Guatemala
Baxter Healthcare Limited (Hong Kong, China)	Hong Kong
Baxter (India) Private Limited	India
Baxter Pharmaceuticals India Pvt Ltd.	India
Baxter Innovations & Business Solutions Private Limited (India)	India
Baxter Shared Services & Competencies Limited	Ireland
Cheetah Medical (Israel), Ltd.	Israel
Baxter S.p.A.	Italy
Bieffe Medital S.p.A.	Italy
Gambro Dasco S.p.A.	Italy
Baxter Limited	Japan
Baxter S.A. de C.V.	Mexico
Gambro Renal Products, S.A. de C.V.	Mexico
Baxter Healthcare Limited	New Zealand
Baxter Polska Sp. z o.o.	Poland
Baxter AO	Russian Federation
Baxter Company Ltd	Saudi Arabia	51%
Baxter Healthcare SA (Singapore Woodlands Branch)	Singapore
Baxter Pharmaceuticals (Asia) Pte Ltd.	Singapore
Baxter Incorporated	South Korea
Baxter, S.L.	Spain
Baxter Medical AB	Sweden
Gambro AB	Sweden
Gambro Lundia AB	Sweden
Baxter AG	Switzerland
Baxter Healthcare SA	Switzerland
Vantive Health GmbH	Switzerland
Baxter Healthcare Limited (Taiwan)	Taiwan
Baxter Healthcare (Thailand) Company Limited	Thailand
Baxter Manufacturing, (Thailand) Co., Ltd.	Thailand
Baxter Holding B.V.	The Netherlands
ApaTech Limited	United Kingdom
Baxter Healthcare Limited	United Kingdom
Cheetah Medical (UK) Limited	United Kingdom